UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2026

UNISYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100
Blue Bell, Pennsylvania 19422

(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 30, 2026, Unisys Corporation (the "Company") held its Annual Meeting of Stockholders (the "Annual Meeting"). As of the close of business on March 2, 2026, the record date for the Annual Meeting, 72,326,365 shares of the Company’s common stock, par value $0.01 per share ("Common Stock"), were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 63,856,851 shares of the Company Common Stock were voted in person or by proxy, representing 88.28% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon by stockholders of the Company at the Annual Meeting, all of which are described in the Company’s definitive proxy statement filed with the SEC on March 16, 2026.
1.Election of Directors. The 10 director nominees, whose names are set forth below, were elected as directors, constituting the entire Board of Directors (the "Board") of the Company, to serve until the Company’s 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified. Relevant voting information for each person was as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Nathaniel A. Davis	52,903,762	1,893,291	350,664	8,709,134
Matthew J. Desch	34,211,928	20,582,467	353,322	8,709,134
Philippe Germond	52,173,851	2,666,686	307,180	8,709,134
Deborah Lee James	53,300,224	1,542,071	305,422	8,709,134
John A. Kritzmacher	52,875,490	1,922,263	349,964	8,709,134
Paul E. Martin	52,529,349	2,289,650	328,718	8,709,134
Regina M. Paolillo	53,138,920	1,676,145	332,652	8,709,134
Troy K. Richardson	52,605,489	2,227,411	314,817	8,709,134
Roxanne Taylor	52,851,042	1,993,117	303,558	8,709,134
Michael M. Thomson	53,068,093	1,798,749	280,875	8,709,134
2.Advisory Vote on 2025 Named Executive Officer Compensation. The proposal for approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was approved by the following vote: 45,098,697 shares for the proposal, 9,640,191 shares against the proposal, 408,829 shares abstaining and 8,709,134 broker non-votes.
3.Ratification of Appointment of the Independent Registered Public Accounting Firm. The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year was ratified by the following vote: 62,104,832 shares for the proposal, 1,087,886 shares against the proposal and 664,133 abstentions.
4.Approval of the Amendment to the Company’s 2024 Long-Term Incentive and Equity Compensation Plan. The proposal for approval of the amendment to the Company’s 2024 Long-Term Incentive and Equity Compensation Plan was approved by the following vote: 44,964,590 shares for the proposal, 9,906,909 shares against the proposal, 276,218 shares abstaining and 8,709,134 broker non-votes.
5.Approval of the Amendment to the Company’s Charter to Eliminate Supermajority Voting Provisions. The proposal for approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to eliminate the supermajority voting provisions was not approved and received the following vote: 52,943,887 shares for the proposal, 1,935,641 shares against the proposal, 268,189 shares abstaining and 8,709,134 broker non-votes.
There were no other matters presented for a vote at the Annual Meeting.
Item 7.01. Regulation FD Disclosure.
On April 30, 2026, following the retirement of Peter Altabef, the Board of the Company appointed Nathaniel A. Davis as the Chair of the Company’s Board. Mr. Davis previously served as the Board’s Lead Independent Director since 2018. The Board will no longer have a Lead Independent Director as Mr. Davis is an independent director.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: May 4, 2026	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer